EXHIBIT 3.2
                                                                     -----------



          AMENDED AND RESTATED BY-LAWS OF L-1 IDENTITY SOLUTIONS, INC.

                                TABLE OF CONTENTS

                                                                     PAGE

Article 1   Stockholders...............................................1

      1.1   Place of Meetings..........................................1
      1.2   Annual Meeting.............................................1
      1.3   Matters to be Considered at Annual Meeting.................1
      1.4   Special Meetings...........................................3
      1.5   Notice of Meetings.........................................3
      1.6   Voting List................................................3
      1.7   Quorum.....................................................4
      1.8   Adjournments...............................................4
      1.9   Voting and Proxies.........................................4
      1.10  Action at Meeting..........................................4
      1.11  Action without Meeting.....................................4
      1.12  Presiding Officer..........................................5
      1.13  Voting Procedures and Inspectors of Elections..............5


Article 2   Directors..................................................5

      2.1   General Powers.............................................5
      2.2   Number and Terms...........................................5
      2.3   Director Nominations.......................................6
      2.4   Qualification..............................................8
      2.5   Enlargement of the Board...................................8
      2.6   Vacancies..................................................8
      2.7   Resignation................................................8
      2.8   Regular Meetings...........................................9
      2.9   Special Meetings...........................................9
      2.10  Notice of Special Meetings.................................9
      2.11  Meetings by Telephone Conference Calls.....................9
      2.12  Quorum.....................................................9
      2.13  Action at Meeting..........................................9
      2.14  Action by Consent.........................................10
      2.15  Removal...................................................10
      2.16  Committees................................................10
      2.17  Compensation of Directors.................................10


Article 3   Officers..................................................11

      3.1   Enumeration...............................................11
      3.2   Election..................................................11
      3.3   Qualification.............................................11
      3.4   Tenure....................................................11
      3.5   Resignation and Removal...................................11


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                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                     PAGE

      3.6   Vacancies.................................................11
      3.7   Chairman of the Board and Vice-Chairman of the Board......11
      3.8   President.................................................12
      3.9   Vice Presidents...........................................12
      3.10  Secretary and Assistant Secretaries.......................12
      3.11  Treasurer and Assistant Treasurers........................13
      3.12  Salaries..................................................13


Article 4   Capital Stock.............................................13

      4.1   Issuance of Stock.........................................13
      4.2   Certificates of Stock.....................................13
      4.3   Transfers.................................................14
      4.4   Lost, Stolen or Destroyed Certificates....................14
      4.5   Record Date...............................................14


Article 5   Indemnification...........................................15


Article 6   General Provisions........................................16

      6.1   Fiscal Year...............................................16
      6.2   Corporate Seal............................................16
      6.3   Waiver of Notice..........................................16
      6.4   Voting of Securities......................................16
      6.5   Evidence of Authority.....................................16
      6.6   Certificate of Incorporation..............................16
      6.7   Transactions with Interested Parties......................16
      6.8   Severability..............................................17
      6.9   Pronouns..................................................17


Article 7   Amendments................................................17

      7.1   By the Board of Directors.................................17
      7.2   By the Stockholders.......................................17








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                          AMENDED AND RESTATED BY-LAWS
                                       OF
                          L-1 IDENTITY SOLUTIONS, INC.


                                    ARTICLE 1

                                  STOCKHOLDERS
                                  ------------

      1.1 Place of Meetings. All meetings of stockholders shall be held at such place within or without the State of Delaware, U.S.A. as may be designated from time to time by the Board of Directors or the Chairman of the Board or the Chief Executive Officer or, if not so designated, at the registered office of the corporation.

      1.2 Annual Meeting. The annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly be brought before the meeting shall be held on the 2nd Tuesday of May in each year, at a time fixed by the Board of Directors, the Chairman of the Board or the Chief Executive Officer, which date and time may be changed at any time by vote of the Board of Directors. If the designated date shall fall upon a legal holiday at the place of the meeting, then such meeting shall be held on the next succeeding business day at the same hour. If no annual meeting is held in accordance with the foregoing provisions, the Board of Directors shall cause the meeting to be held as soon thereafter as convenient. If no annual meeting is held in accordance with the foregoing provisions, a special meeting may be held in lieu of the annual meeting, so long as it is called and conducted in accordance with the provisions of the Certificate of Incorporation, and any action taken at that special meeting shall have the same effect as if it had been taken at the annual meeting, and in such case all references in these By-Laws to the annual meeting of the stockholders shall be deemed to refer to such special meeting.

      1.3 Matters to be Considered at Annual Meeting. At an annual meeting of stockholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before the annual meeting (a) by, or at the direction of, the Board of Directors or (b) by any holder of record (both as of the time notice of such proposal is given by the stockholder as set forth below and as of the record date for the annual meeting in question) of any shares of capital stock of the corporation entitled to vote at such annual meeting who complies with the procedures set forth in this Section. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a holder of record of any shares of capital stock entitled to vote at such meeting, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation as set forth in this Section and such stockholder or his or her representative must be present at the annual meeting. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the corporation (a) not less than 75 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders (the "Anniversary Date") or (b) in the event that the annual meeting of



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stockholders is called for a date more than seven days prior to the Anniversary
Date, not later than the close of business on (i) the 20th day (or if that day is not a business day of the corporation, on the next succeeding business day) following the first date on which the date of such meeting was publicly disclosed or (ii) if such date of public disclosure occurs more than 75 days prior to such scheduled date of such meeting, then the later of (1) the 20th day (or if that day is not a business day for the corporation, on the next succeeding business day) following the first date of public disclosure or (2) the 75th day prior to such scheduled date of such meeting (or if that day is not a business day for the corporation, on the next succeeding business day). Any public disclosure of the scheduled date of the meeting made by the corporation by means of a press release, a report or other document filed with the Securities and Exchange Commission, or a letter or report sent to stockholders of record of the corporation, shall be deemed to be sufficient public disclosure of the date of such meeting for purposes of these By-Laws.

      A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the corporation's stock transfer books, of the stockholder proposing such business and of the beneficial owners (if any) of the stock registered in such stockholder's name and the name and address of other stockholders known by such stockholder to be supporting such proposal on the date of the stockholder notice, (c) the class and number of shares of the corporation's capital stock which are held of record, beneficially owned or represented by proxy by the stockholder and by any other stockholders known by such stockholder to be supporting such proposal on the record date for the annual meeting in question (if such date shall then have been made publicly available) and on the date of such stockholder's notice, and (d) any material interest of the stockholder in such proposal.

      If the Board of Directors, or a designated committee thereof, determines that any stockholder proposal was not timely made in accordance with the provisions of this Section, or that the information provided in a stockholder's notice does not satisfy the informational requirements of this Section in any material respect, then such proposal shall not be presented for action at the annual meeting in question. If neither the Board of Directors nor such committee makes a determination as to the validity of any stockholder proposal, the presiding officer of the annual meeting shall determine and declare at the annual meeting whether the stockholder proposal was made in accordance with the terms of this Section. If the presiding officer determines that a stockholder proposal was made in accordance with the terms of this Section, he shall so declare at the annual meeting and ballots shall be provided for use at the meeting with respect to any such proposal. If the presiding officer determines that a stockholder proposal was not made in accordance with the terms of this Section, he shall so declare at the annual meeting and any such proposal shall not be acted upon at the annual meeting.

      The provisions of this By-Law shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, Directors and committees of the Board of Directors, but in connection with such reports, no new business shall be acted upon at such annual meeting unless stated, filed


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and received as herein provided or properly brought before such annual meeting by, or at the direction of, the Board of Directors or a designated committee thereof.

      Notwithstanding the foregoing provisions of this By-Law, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder with respect to the matters set forth in this By-Law. Nothing in this By-Law shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

      1.4 Special Meetings. Special meetings of stockholders may be called at any time only by (i) the Board of Directors pursuant to a resolution duly approved by a majority of the Directors then in office, (ii) the Chairman of the Board, if one is elected, or (iii) the Chief Executive Officer, unless otherwise provided by the Certificate of Incorporation or required by law. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting, unless otherwise provided by law.

      1.5 Notice of Meetings. Except as otherwise provided by law, written notice of each meeting of stockholders, whether annual or special, shall be given (as described below) not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting. The notices of all meetings shall state the place, date and hour of the meeting. The notice of a special meeting shall state, in addition, the purpose or purposes for which the meeting is called. If mailed, notice is deemed given when deposited in the United States mail, with the United States Postal Service for delivery by Express Mail or comparable service, postage prepaid, directed to the stockholder at his address as it appears on the records of the corporation.

      Notice of an annual or special meeting of stockholders need not be given to a stockholder if a written waiver of notice is signed before or after such meeting by such stockholder or if such stockholder attends such meeting, unless such attendance was for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting was not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of stockholders need be specified in any written waiver of notice.

      1.6 Voting List. The officer who has charge of the stock ledger of the corporation shall prepare or have prepared, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, at a place within the city where the meeting is to be held. The list shall also be produced and kept at the time and place of the



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meeting during the whole time of the meeting, and may be inspected by any stockholder who is present.

      1.7 Quorum. Except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, the holders of a majority of the shares of the capital stock of the corporation issued and outstanding and entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business.

      1.8 Adjournments. Any meeting of stockholders may be adjourned to any other time and to any other place at which a meeting of stockholders may be held under these By-Laws by the stockholders present or represented at the meeting and entitled to vote, although less than a quorum, or, if no stockholder is present, by any officer entitled to preside at or to act as Secretary of such meeting. It shall not be necessary to notify any stockholder of any adjournment of less than 30 days if the time and place of the adjourned meeting are announced at the meeting at which adjournment is taken, unless after the adjournment a new record date is fixed for the adjourned meeting. At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting.

      1.9 Voting and Proxies. Each stockholder shall have one vote for each share of stock entitled to vote held of record by such stockholder and a proportionate vote for each fractional share so held, unless otherwise provided in the Certificate of Incorporation. Each stockholder of record entitled to vote at a meeting of stockholders, or to express consent or dissent to corporate action in writing without a meeting, may vote or express such consent or dissent in person or may authorize another person or persons to vote or act for him by written proxy executed by the stockholder or his authorized agent and delivered to the Secretary of the corporation. No such proxy shall be voted or acted upon after three years from the date of its execution, unless the proxy expressly provides for a longer period. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed to be valid, and the burden of proving invalidity shall rest on the challenger.

      1.10 Action at Meeting. When a quorum is present at any meeting, the holders of a majority of the stock present or represented and voting on a matter (or if there are two or more classes of stock entitled to vote as separate classes, then in the case of each such class, the holders of a majority of the stock of that class present or represented and voting on a matter) shall decide any matter to be voted upon by the stockholders at such meeting, except when a different vote is required by express provision of law, the Certificate of Incorporation or these By-Laws. Any election by stockholders shall be determined by a plurality of the votes cast by the stockholders entitled to vote at the election, except where a larger vote is required by law, by the Certificate of Incorporation or by these By-Laws.

      1.11 Action without Meeting. No action that is required or permitted to be taken by the stockholders of the corporation at any annual or special meeting


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of stockholders may be effected by written consent of stockholders in lieu of a meeting of stockholders, unless the action to be effected by written consent of stockholders and the taking of such action by such written consent have expressly been approved in advance by the Board of Directors of the Corporation.

      1.12 Presiding Officer. The Chairman of the Board, if one is elected, or if elected but absent, the Vice Chairman shall preside at all annual or special meetings of stockholders. The order of business and all other matters of procedure at any meeting of the stockholders shall be determined by the presiding officer.

      1.13 Voting Procedures and Inspectors of Elections. The corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the presiding officer shall appoint one or more inspectors to act at the meeting. Any inspector may, but need not, be an officer, employee or agent of the corporation. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall perform such duties as are required by the General Corporation Law of the State of Delaware, as amended from time to time, including the counting of all votes and ballots.

      The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors. The presiding officer may review all determinations made by the inspector(s), and in so doing the presiding officer shall be entitled to exercise his or her sole judgment and discretion and he or she shall not be bound by any determinations made by the inspector(s). All determinations by the inspector(s) and, if applicable, the presiding officer shall be subject to further review by any court of competent jurisdiction.

                                    ARTICLE 2

                                    DIRECTORS
                                    ---------

      2.1 General Powers. The business and affairs of the corporation shall be managed by or under the direction of a Board of Directors, who may exercise all of the powers of the corporation except as otherwise provided by law, the Certificate of Incorporation or these By-Laws. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law or the Certificate of Incorporation, may exercise the powers of the full Board until the vacancy is filled.

      2.2 Number and Terms. Except as otherwise fixed pursuant to the provisions of Article IV of the Certificate of Incorporation relating to the rights of the holders of any series of preferred stock to elect Directors, the number of Directors of the corporation shall be fixed by resolution duly adopted from time to time by the Board of Directors. The Directors shall be classified with respect to the time for which they severally hold office, into three


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classes, as nearly equal in number as determined by the Board of Directors, with one class to be elected annually.

      The initial Directors of the corporation shall hold office as follows: the Class I Directors shall hold office initially for a term expiring at the annual meeting of stockholders to be held in 1997, the Class II Directors shall hold office initially for a term expiring at the annual meeting of stockholders to be held in 1998, and the Class III Directors shall hold office initially for a term expiring at the annual meeting of stockholders to be held in 1999, with the members of each class to hold office until their respective successors are duly elected and qualified or until their earlier resignation or removal. At each annual meeting of the stockholders of the corporation, Directors elected to succeed those whose terms are expiring at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election and until their respective successors are duly elected and qualified or until their earlier resignation or removal.

      2.3 Director Nominations. In order to be eligible for election as a Director to the Board of Directors, an individual must have been nominated in accordance with the provisions of these By-Laws. Nominations of candidates for election as Directors of the corporation at any annual meeting of stockholders may be made (a) by, or at the direction of, a majority of the Board of Directors or a designated committee thereof, or (b) by any holder of record (both as of the time notice of such nomination is given by the stockholder as set forth below and as of the record date for the annual meeting in question) of any shares of the capital stock of the corporation entitled to vote at such annual meeting who complies with the procedures set forth in this Section. Any stockholder who seeks to make such a nomination, or his or her representative, must be present in person at the annual meeting. Only persons nominated in accordance with the procedures set forth in this Section shall be eligible for election as Directors at an annual meeting of stockholders.

      Nominations, other than those made by, or at the direction of, the Board of Directors or a designated committee thereof, shall be made pursuant to timely notice in writing to the Secretary of the corporation as set forth in this Section. To be timely, a stockholder's notice shall be delivered to, or mailed and received, at the principal executive offices of the corporation (a) not less than 75 days nor more than 120 days prior to the Anniversary Date or (b) in the event that the annual meeting of stockholders is called for a date more than seven days prior to the Anniversary Date, not later than the close of business on (i) the 20th day (or if that day is not a business day for the corporation, on the next succeeding business day) following the first date on which the date of such meeting was publicly disclosed or (ii) if such date of public disclosure occurs more than 75 days prior to such scheduled date of such meeting, then the later of (1) the 20th day (or if that day is not a business day for the corporation, on the next succeeding business day) following the first date of public disclosure of the date of such meeting or (2) the 75th day prior to such scheduled date of such meeting (or if that day is not a business day for the corporation, on the next succeeding business day). Any public disclosure of the scheduled date of the meeting made by the corporation by means of a press


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release, a report or other document filed with the Securities and Exchange
Commission, or a letter or report sent to stockholders of record of the corporation, shall be deemed to be sufficient public disclosure of the date of such meeting for purposes of these By-Laws. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person during the past five years, (iii) the class and number of shares of the corporation's capital stock which are beneficially owned by such person on the date of such stockholder notice, (iv) a description of any of the following events that has occurred within the last five years and that is material to the evaluation of the ability or integrity of such proposed nominee: (1) a petition under Federal bankruptcy laws or any state insolvency laws was filed by or against such person, (2) such person was convicted in a criminal proceeding, or was a named subject of a criminal proceeding (excluding traffic violations and other minor offenses), (3) such person was found by any court of competent jurisdiction to have violated any Federal or state securities law or Federal commodities law, which judgment or finding has not been subsequently reversed, suspended or vacated, or (4) such person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or of any Federal or state governmental or quasi-governmental agency, authority or commission enjoining him or otherwise limiting him from engaging in any type of business practice or in any activity in connection with the purchase or sale of any security or commodity, and (v) the consent of each nominee to serve as a Director if so elected, and (b) as to the stockholder giving the notice, (i) the name and address, as they appear on the corporation's stock transfer books, of such stockholder and of the beneficial owners (if any) of the stock registered in such stockholder's name and the name and address of other stockholders known by such stockholder to be supporting such nominees, (ii) the class and number of shares of the corporation's capital stock which are beneficially owned by such stockholder and such beneficial owners (if any) on the date of such stockholder notice and by any other stockholders known by such stockholder to be supporting such nominees on the date of such stockholder notice, (iii) a representation that the stockholder or his or her representative intends to appear in person at the meeting or nominate the person or persons specified in the notice, (iv) a description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholders; provided, however, that nothing in subsection (a) or (b) of this Section shall require the stockholder giving such notice to provide to the corporation copies of such stockholder's preliminary or definitive proxy, proxy statement, or other soliciting material filed with the Securities and Exchange Commission. At the request of the Board of Directors, any person nominated by, or at the direction of, the Board of Directors for election as a Director at an annual meeting shall furnish to the Secretary of the corporation that information required to be set forth in a stockholder's notice of nomination which pertains to such nominee.

      No person shall be elected by the stockholders as a Director of the corporation unless nominated in accordance with the procedures set forth in this Section. Election of Directors at the annual meeting need not be written ballot,


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unless otherwise provided by the Board of Directors or presiding officer at such annual meeting. If written ballots are to be used, ballots bearing the names of all the persons who have been nominated for election as Directors at the annual meeting in accordance with the procedures set forth in this Section shall be provided for use at the annual meeting.

      If the Board of Directors, or a designated committee thereof, determines that any stockholder nomination was not timely made in accordance with the terms of this Section or that the information provided in a stockholder's notice does not satisfy the informational requirements of this Section in any material respect, then such nomination shall not be considered at the annual meeting in question. If neither the Board of Directors nor such committee makes a determination as to the validity of any nominations by a stockholder as set forth above, the presiding officer of the annual meeting shall determine and declare at the annual meeting whether a nomination was made in accordance with the terms of this Section. If the presiding officer determines that a nomination was made in accordance with the terms of this Section, he shall so declare at the annual meeting and ballots shall be provided for use at the meeting with respect to such nomination. If the presiding officer determines that a nomination was not made in accordance with the terms of this Section, he shall so declare at the annual meeting and such nomination shall be disregarded.

      2.4 Qualification. Directors need not be stockholders of the corporation.

      2.5 Enlargement of the Board. Except as otherwise provided by law or the Certificate of Incorporation, the number of directors may be increased at any time and from time to time by the stockholders or by a majority of the directors then in office.

      2.6   Vacancies. Except as otherwise fixed pursuant to the provisions of
Article IV of the Certificate of Incorporation relating to the rights of the holders of any class or series of preferred stock to elect Directors, any vacancy occurring on the Board of Directors, including any vacancy created by reason of an increase in the number of Directors or resulting from death, resignation, disqualification, removal or other causes, shall be filled solely by the affirmative vote of a majority of the remaining Directors then in office, even if less than a quorum of the Board of Directors. Any Director appointed in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director's successor shall have been duly elected and qualified or until his or her earlier resignation or removal. When the number of Directors is increased or decreased, the Board of Directors shall determine the class or classes to which the increased or decreased number of Directors shall be apportioned; provided, however, that no decrease in the number of Directors shall shorten the term of any incumbent Director.

      2.7 Resignation. Any director may resign by delivering his written resignation to the corporation at its principal office or to the Chairman of the Board, Chief Executive Officer or Secretary. Such resignation shall be effective


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upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

      2.8 Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place, either within or without the State of Delaware, U.S.A., as shall be determined from time to time by the Board of Directors; provided that any director who is absent when such a determination is made shall be given notice of the determination. A regular meeting of the Board of Directors may be held without notice immediately after and at the same place as the annual meeting of stockholders.

      2.9 Special Meetings. Special meetings of the Board of Directors may be held at any time and place, within or without the State of Delaware, U.S.A., designated in a call by the Chairman of the Board, Chief Executive Officer, or by a majority of the directors.

      2.10 Notice of Special Meetings. Notice of any special meeting of directors shall be given to each director by the Secretary or by the officer or one of the directors calling the meeting. Notice shall be duly given to each director (i) by giving notice to such director in person or by telephone at least five days in advance of the meeting, (ii) by sending a facsimile or telegram, or delivering written notice by hand, to his last known business or home address at least five days in advance of the meeting, or (iii) by mailing written notice (by courier service, in the case of mail addressed to another country) to his last known business or home address at least ten days in advance of the meeting. A notice or waiver of notice of a meeting of the Board of Directors need not specify the purposes of the meeting.

      2.11 Meetings by Telephone Conference Calls. Directors or any members of any committee designated by the directors may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at such meeting.

      2.12 Quorum. A majority of the directors then in office shall constitute a quorum at all meetings of the Board of Directors. In the event one or more of the directors shall be disqualified to vote at any meeting, then the required quorum shall be reduced by one for each such director so disqualified. In the absence of a quorum at any such meeting, a majority of the directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting, until a quorum shall be present.

      2.13 Action at Meeting. At any meeting of the Board of Directors at which a quorum is present, the vote of a majority of those present shall be sufficient to take any action, unless a different vote is specified by law, the Certificate of Incorporation or these By-Laws.

      2.14 Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee of the Board of Directors may be taken without a meeting, if all members of the Board or committee, as the case may be, consent to the action in writing before or after said action is taken, and the written consents are filed with the minutes of proceedings of the Board or committee.

      2.15 Removal. Subject to the rights, if any, of any class or series of preferred stock to elect Directors and to remove any Director whom the holders of any such stock had the right to elect, any Director (including persons elected by Directors to fill vacancies in the Board of Directors) may be removed from office only with cause and by the affirmative vote of at least two-thirds of the total votes which would be eligible to be cast by stockholders in the election of such Director only at a duly constituted meeting of stockholders called expressly for such purpose. A Director may not be removed from office without cause. At least 30 days prior to any meeting of stockholders at which it is proposed that any Director be removed from office, written notice shall be sent to the Director whose removal will be considered at the meeting.

      2.16 Committees. The Board of Directors may, by resolution passed by a majority of the directors then in office, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members of the committee present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors and subject to the provisions of the General Corporation Law of the State of Delaware, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it. Each such committee shall keep minutes and make such reports as the Board of Directors may from time to time request. Except as the Board of Directors may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by the directors or in such rules, its business shall be conducted as nearly as possible in the same manner as is provided in these By-Laws for the Board of Directors.

      2.17 Compensation of Directors. Directors may be paid such compensation for their services and such reimbursement for expenses of attendance at meetings as the Board of Directors may from time to time determine. No such payment shall preclude any director from serving the corporation or any of its parent or subsidiary corporations in any other capacity and receiving compensation for such service.

                                    ARTICLE 3

                                    OFFICERS
                                    --------

      3.1 Enumeration. The officers of the corporation shall consist of a President, a Secretary, a Treasurer and such other officers with such other titles as the Board of Directors shall determine, including a Chairman of the Board, a Vice-Chairman of the Board, and one or more Vice Presidents, Assistant Treasurers, and Assistant Secretaries. The Board of Directors may appoint such other officers as it may deem appropriate.

      3.2 Election. The President, Treasurer and Secretary shall be elected annually by the Board of Directors at its first meeting following the annual meeting of stockholders. Other officers may be appointed by the Board of Directors at such meeting or at any other meeting.

      3.3 Qualification. No officer need be a stockholder. Any two or more offices may be held by the same person.

      3.4 Tenure. Except as otherwise provided by law, by the Certificate of Incorporation or by these By-Laws, each officer shall hold office until his successor is elected and qualified, unless a different term is specified in the vote choosing or appointing him, or until his earlier death, resignation or removal.

      3.5 Resignation and Removal. Any officer may resign by delivering his written resignation to the corporation at its principal office or to the President or Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

      Except as otherwise provided by law, any officer may be removed at any time, with or without cause, by vote of a majority of the directors then in office.

      Except as the Board of Directors may otherwise determine, no officer who resigns or is removed shall have any right to any compensation as an officer for any period following his resignation or removal, or any right to damages on account of such removal, whether his compensation be by the month or by the year or otherwise, unless such compensation is expressly provided in a duly authorized written agreement with the corporation.

      3.6 Vacancies. The Board of Directors may fill any vacancy occurring in any office for any reason and may, in its discretion, leave unfilled for such period as it may determine any offices other than those of President, Treasurer and Secretary. Each such successor shall hold office for the unexpired term of his predecessor and until his successor is elected and qualified, or until his earlier death, resignation or removal.

      3.7 Chairman of the Board and Vice-Chairman of the Board. The Board of Directors may appoint a Chairman of the Board and may (but shall not be required

to) designate the Chairman of the Board as Chief Executive Officer. If the Board of Directors appoints a Chairman of the Board, he shall perform such duties and possess such powers as are assigned to him by the Board of Directors. If the Board of Directors appoints a Vice-Chairman of the Board, he shall, in the absence or disability of the Chairman of the Board, perform the duties and exercise the powers of the Chairman of the Board and shall perform such other duties and possess such other powers as may from time to time be vested in him by the Board of Directors.

      3.8 President. The President shall be the Chief Operating Officer of the corporation. Unless the Board of Directors has designated the Chairman of the Board as Chief Executive Officer, the President shall also be the Chief Executive Officer of the corporation. The President shall, subject to the direction of the Board of Directors, have general charge and supervision of the business of the corporation. Unless otherwise provided by the Board of Directors, he shall preside at all meetings of the stockholders, if he is a director, and at all meetings of the Board of Directors. The President shall perform such other duties and shall have such other powers as the Board of Directors may from time to time prescribe.

      3.9 Vice Presidents. Any Vice President shall perform such duties and possess such powers as the Board of Directors or the President may from time to time prescribe. In the event of the absence, inability or refusal to act of the President, the Vice President (or if there shall be more than one, the Vice Presidents in the order determined by the Board of Directors) shall perform the duties of the President and when so performing shall have all the powers of and be subject to all the restrictions upon the President. The Board of Directors may assign to any Vice President the title of Executive Vice President, Senior Vice President or any other title selected by the Board of Directors.

      3.10 Secretary and Assistant Secretaries. The Secretary shall perform such duties and shall have such powers as the Board of Directors or the President may from time to time prescribe. In addition, the Secretary shall perform such duties and have such powers as are incident to the office of the secretary, including without limitation the duty and power to give notices of all meetings of stockholders and special meetings of the Board of Directors, to attend all meetings of stockholders and the Board of Directors and keep a record of the proceedings, to maintain a stock ledger and prepare lists of stockholders and their addresses as required, to be custodian of corporate records and the corporate seal and to affix and attest to the same on documents.

      Any Assistant Secretary shall perform such duties and possess such powers as the Board of Directors, the President or the Secretary may from time to time prescribe. In the event of the absence, inability or refusal to act of the Secretary, the Assistant Secretary, (or if there shall be more than one, the Assistant Secretaries in the order determined by the Board of Directors) shall perform the duties and exercise the powers of the Secretary.

      In the absence of the Secretary or any Assistant Secretary at any meeting of stockholders or directors, the person presiding at the meeting shall designate a temporary secretary to keep a record of the meeting.

      3.11 Treasurer and Assistant Treasurers. The Treasurer shall perform such duties and shall have such powers as may from time to time be assigned to him by the Board of Directors or the President. In addition, the Treasurer shall perform such duties and have such powers as are incident to the office of treasurer, including without limitation the duty and power to keep and be responsible for all funds and securities of the corporation, to deposit funds of the corporation in depositories selected in accordance with these By-Laws, to disburse such funds as ordered by the Board of Directors, to make proper accounts of such funds, and to render as required by the Board of Directors statements of all such transactions and of the financial condition of the corporation.

      The Assistant Treasurers shall perform such duties and possess such powers as the Board of Directors, the President or the Treasurer may from time to time prescribe. In the event of the absence, inability or refusal to act of the Treasurer, the Assistant Treasurer, (or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors) shall perform the duties and exercise the powers of the Treasurer.

      3.12 Salaries. Officers of the corporation shall be entitled to such salaries, compensation or reimbursement as shall be fixed or allowed from time to time by the Board of Directors.


                                    ARTICLE 4

                                  CAPITAL STOCK
                                  -------------

      4.1 Issuance of Stock. Unless otherwise voted by the stockholders and subject to the provisions of the Certificate of Incorporation, the whole or any part of any unissued balance of the authorized capital stock of the corporation or the whole or any part of any unissued balance of the authorized capital stock of the corporation held in its treasury may be issued, sold, transferred or otherwise disposed of by vote of the Board of Directors in such manner, for such consideration and on such terms as the Board of Directors may determine.

      4.2 Certificates of Stock; Uncertificated Shares. The shares of stock of this corporation shall be represented by certificates, provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to this corporation. Every holder of stock represented by certificates shall be signed by, or in the name of the corporation by, the Chairman or Vice-Chairman, if any, of the Board of Directors, or the President or a Vice President, and the Treasurer or an Assistant Treasurer, or the

Secretary or an Assistant Secretary of the corporation. Any or all of the signatures on the certificate may be a facsimile.

      Each certificate for shares of stock which are subject to any restriction on transfer pursuant to the Certificate of Incorporation, the By-Laws, applicable securities laws or any agreement among any number of shareholders or among such holders and the corporation shall have conspicuously noted on the face or back of the certificate either the full text of the restriction or a statement of the existence of such restriction (or, with respect to uncertificated shares, the full text of the restriction or a statement of the existence of such restriction shall be recorded upon the books of the corporation).

      4.3 Transfers. Except as otherwise established by rules and regulations adopted by the Board of Directors, and subject to applicable law, shares of capital stock may be transferred on the books of the corporation by the surrender to the corporation or its transfer agent of the certificate representing such shares properly endorsed or accompanied by a written assignment or power of attorney properly executed (or, with respect to uncertificated shares, by delivery of duly executed instructions or in any other manner permitted by applicable law), and with such proof of authority or the authenticity of signature as the corporation or its transfer agent may reasonably require. Except as may be otherwise required by law, by the Certificate of Incorporation or by these By-Laws, the corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect to such stock, regardless of any transfer, pledge or other disposition of such stock until the shares have been transferred on the books of the corporation in accordance with the requirements of these By-Laws.

      4.4 Lost, Stolen or Destroyed Certificates. The corporation may issue a new certificate of stock in place of any previously issued certificate alleged to have been lost, stolen, or destroyed, upon such terms and conditions as the Board of Directors may prescribe, including the presentation of reasonable evidence of such loss, theft or destruction and the giving of such indemnity as the Board of Directors may require for the protection of the corporation or any transfer agent or registrar.

      4.5 Record Date. The Board of Directors may fix in advance a date as a record date for the determination of the stockholders entitled to notice of or to vote at any meeting of stockholders or to express consent (or dissent) to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action. Such record date shall, unless otherwise required by law, not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action to which such record date relates.

      If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day before the day on which notice is given, or, if notice is waived, at the close of business on the day before the day on which the meeting is held. The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed. The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating to such purpose.

      A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.


                                    ARTICLE 5

                                 INDEMNIFICATION
                                 ---------------

      The corporation shall, to the fullest extent permitted by and in accordance with Section 145 of the General Corporation Law of Delaware, as that Section may be amended and supplemented from time to time, indemnify any director, officer or trustee which it shall have power to indemnify under that Section against any expenses, liabilities or other matters referred to in or covered by that Section; provided, however, that the foregoing shall not require the corporation to indemnify or advance expenses to any person in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person. The corporation may, in the discretion of the Board of Directors, indemnify to the fullest extent permitted by and in accordance with
Section 145 of the General Corporation Law of Delaware, as that Section may be amended and supplemented from time to time, any other employee or agent of the corporation (i.e., an employee or agent who is not a director, officer or trustee of the corporation) which it shall have power to indemnify under that Section against any expenses, liabilities or other matters referred to in or covered by that Section. The indemnification provided for in this Article (i) shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement or vote of stockholders or disinterested directors or otherwise, both as to action in their official capacities and as to action in another capacity while holding such office or position, (ii) shall continue as to a person who has ceased to be a director, officer, trustee, or other employee or agent and (iii) shall inure to the benefit of the heirs, executors and administrators of such a person. The corporation's obligation to provide indemnification under this Article shall be offset to the extent of any other source of indemnification or any otherwise applicable insurance coverage under a policy maintained by the corporation or any other person.

      To assure indemnification under this Article of all such persons who are determined by the corporation or otherwise to be or to have been "fiduciaries" of any employee benefit plan of the corporation which may exist from time to time, such Section 145 shall, for the purposes of this Article, be interpreted as follows: an "other enterprise" shall be deemed to include such an employee benefit plan, including, without limitation, any plan of the corporation which is governed by the Act of Congress entitled "Employee Retirement Income Security

Act of 1974," as amended from time to time; the corporation shall be deemed to have requested a person to serve an employee benefit plan where the performance by such person of his duties to the corporation also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan; excise taxes assessed on a person with respect to an employee benefit plan pursuant to such Act of Congress shall be deemed "fines"; and action taken or omitted by a person with respect to an employee benefit plan in the performance of such person's duties for a purpose reasonably believed by such person to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the corporation.

                                    ARTICLE 6

                               GENERAL PROVISIONS
                               ------------------

      6.1 Fiscal Year. Except as from time to time otherwise designated by the Board of Directors, the fiscal year of the corporation shall begin on the first day of January in each year and end on the last day of December in each year.

      6.2 Corporate Seal. The corporate seal shall be in such form as shall be approved by the Board of Directors.

      6.3 Waiver of Notice. Whenever any notice whatsoever is required to be given by law, by the Certificate of Incorporation or by these By-Laws, a waiver of such notice either in writing signed by the person entitled to such notice or such person's duly authorized attorney, or by telegraph, cable or any other available method, whether before, at or after the time stated in such waiver, or the appearance of such person or persons at such meeting in person or by proxy, shall be deemed equivalent to such notice.

      6.4 Voting of Securities. Except as the directors may otherwise designate, the Chairman of the Board, President or Treasurer may waive notice of, and act as, or appoint any person or persons to act as, proxy or attorney-in-fact for this corporation (with or without power of substitution) at, any meeting of stockholders or shareholders of any other corporation or organization, the securities of which may be held by this corporation.

      6.5 Evidence of Authority. A certificate by the Secretary, or an Assistant Secretary, or a temporary Secretary, as to any action taken by the stockholders, directors, a committee or any officer or representative of the corporation shall as to all persons who rely on the certificate in good faith be conclusive evidence of such action.

      6.6 Certificate of Incorporation. All references in these By-Laws to the Certificate of Incorporation shall be deemed to refer to the Certificate of Incorporation of the corporation, as amended and in effect from time to time.

      6.7 Transactions with Interested Parties. Subject at all times and in all respects to the provisions of Section 203 of the General Corporation Law of the State of Delaware, as amended from time to time, no contract or transaction between the corporation and one or more of the directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of the directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or a committee of the Board of Directors which authorizes the contract or transaction or solely because his or their votes are counted for such purpose, if:

      (1) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum;

      (2) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

      (3) The contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee of the Board of Directors, or the stockholders.

      Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

      6.8 Severability. Any determination that any provision of these By-Laws is for any reason inapplicable, illegal or ineffective shall not affect or invalidate any other provision of these By-Laws.

      6.9 Pronouns. All pronouns used in these By-Laws shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.


                                    ARTICLE 7

                                   AMENDMENTS
                                   ----------

      7.1 By the Board of Directors. These By-Laws may be altered, amended or repealed or new by-laws may be adopted by the Board of Directors of the corporation; provided, however, that unless otherwise provided by law or the Certificate of Incorporation, any such alteration, amendment, repeal or adoption shall require the affirmative vote of at least two-thirds of the directors then in office.

      7.2 By the Stockholders. These By-Laws may be altered, amended or repealed or new by-laws may be adopted by the stockholders of the corporation; provided, however, that unless otherwise provided by law or the Certificate of Incorporation, any such alteration, amendment, repeal or adoption shall require the affirmative vote of at least two-thirds of the total votes eligible to be cast by stockholders with respect to such action, voting together as a single class, at a duly constituted meeting of stockholders called expressly for such purpose.